SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): October 5, 1998

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                     1-9466                    13-3216325
           (Commission File Number) (IRS Employer Identification No.)


                            3 World Financial Center
                           New York, New York    10285
                       (Address of principal     (Zip Code)
                         executive offices)

               Registrant's telephone number, including area code:
                                 (212) 526-7000




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Item 5.  Other Events

         On October 5, 1998 Lehman Brothers Holdings Inc. (the "Registrant") issued a press release, a copy of which is attached as an exhibit.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibit

The following Exhibit is filed as part of this Report.

         99.1     Press Release




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 LEHMAN BROTHERS HOLDINGS INC.


                                                 By:  /s/ John L. Cecil
                                                 ----------------------
                                                      John L. Cecil
                                                      Chief Financial Officer





Date: October 5, 1998




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                                EXHIBIT INDEX



Exhibit No.                         Exhibit

Exhibit 99.1                        Press Release




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                                                                 Exhibit 99.1

[GRAPHIC OMITTED]
For Immediate Release                     Media Contact:      William J. Ahearn
                                                              (212) 526-4379

                            LEHMAN BROTHERS PROVIDES
                      ADDITIONAL INFORMATION ON HEDGE FUND,
                     EMERGING MARKET AND MORTGAGE EXPOSURES



New York, October 5, 1998 -- In light of recent concerns raised about the financial services industry generally, Lehman Brothers believes it is important to provide information to the market that accurately describes the Firm and its businesses. With that in mind, the Firm today released details regarding its exposures to hedge funds, to emerging markets, and in the Firm's commercial mortgage business.

Lehman primarily engages in customer-driven businesses and adheres to prudent risk management practices. Despite extremely volatile market conditions over the past few months, Lehman's risk exposures have remained well within the parameters established by the Firm. Lehman Brothers' credit exposure is diversified across approximately 3,200 different sovereign, government agency and corporate counterparties. Ninety-one percent of the Firm's total net credit exposure arises from investment grade counterparties and ninety-five percent of counterparties are in G-10 countries.

Lehman's commitment to sound risk management, in combination with its client driven strategy, has proven successful. The Firm's earnings for the year to date exceeded earnings for any prior full year in the Firm's 148-year history. For the first nine months of fiscal 1998, the Firm's net revenues were $3.4 billion and net income was $662 million, an increase of $600 million and $200 million, respectively, from the equivalent period last year. For the past three quarters,

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average return on equity, excluding the American Express participating preferred dividend, was 20%. In the most recent fiscal quarter ending August 31, net income was $151 million. Lehman supports its global businesses with a balance sheet of $134 billion, excluding the Firm's matched book, and long-term capital of $34 billion, including equity capital of $5.3 billion.

Hedge Fund Exposures
--------------------
Lehman's exposure to hedge funds arises when the Firm has mark-to-market gains on transactions with these counterparties. This exposure is offset by the value of collateral held against those gains. The Firm is currently over-collateralized across its overall business with hedge funds. The Firm holds $583 million of collateral, primarily in the form of cash, U.S. Treasuries and U.S. agency securities, against total credit exposure to active hedge fund counterparties of $447 million on a mark-to-market basis across all products. Within its overall portfolio, the Firm may have small uncollateralized exposure to a subset of hedge fund counterparties at any given time. This results primarily from contractual provisions that permit limited uncollateralized exposures to reduce the frequency of small transfers of funds and facilitate operational efficiency. Currently, the Firm's total uncollateralized exposure to hedge funds is $72 million across 54 counterparties. The Firm's largest single active hedge fund credit exposure is $10 million.

The Firm's gross mark-to-market exposure to Long-Term Capital is $32 million against collateral of $41 million in the form of U.S. Treasuries.

The Firm stressed that it manages these fund relationships closely and mark-to-market exposures and collateral are reviewed on a daily basis.

Emerging Market Exposures
-------------------------
Lehman carries positions in emerging market securities primarily to meet the needs of its customers and clients. The Firm's total net emerging markets positions on a mark-to-market basis amount to $305 million, inclusive of hedges. For proprietary reasons, Lehman does not disclose inventory positions in individual  countries;  however,  Lehman did  indicate  that of this total,  $49

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million arises from Asian countries,  $99 million from European emerging markets and $157 million from Latin America.

The Firm also conducts business with counterparties in emerging markets countries. Across its entire client base and all products, the Firm holds collateral of $266 million, primarily in the form of cash, U.S. Treasuries and U.S. agency securities, against its mark-to-market exposure to emerging market counterparties of $337 million. Within this overall portfolio, the Firm has a net credit exposure to 66 counterparties, totaling $164 million. This exposure is spread across 34 different countries. The Firm's largest net credit exposure to any one counterparty is $25 million. In any one country, the Firm's largest total exposure to all counterparties combined is $33 million.

All exposures are monitored actively and are consistent with the Firm's risk limits.

Commercial Mortgage Business
----------------------------
Lehman  Brothers has one of the premier  commercial  mortgage-backed  securities
(CMBS) businesses. In this business, the Firm buys commercial mortgages, converts them to securities, and then sells those securities. The Firm's operating practices have served to mitigate a number of the risks in this business.

First, the Firm securitizes its commercial mortgage inventory frequently. This shortens holding periods and increases the turnover rate of the Firm's mortgage inventory. In 1998 alone, Lehman thus far has completed four major securitizations which included $6.5 billion from its inventory, with the most recent completed in August amounting to $2.25 billion. The Firm plans to complete two additional transactions this year, and is currently in the marketing phase for a floating rate (LIBOR) CMBS transaction totaling $3.8 billion, which has already been reviewed preliminarily by the ratings agencies Moody's and Fitch.

Second, the bulk of the Firm's origination has been floating rate mortgage product. Of the Firm's current commercial mortgage inventory, approximately 85 percent is floating rate, or has been swapped into floating rates. These loans

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have held their  value much better in the  current  environment  than fixed rate loans or hybrid products. Lastly, the Firm applies conservative accounting and valuation methodologies in its commercial mortgage business. Taken together, these practices have enabled Lehman Brothers to manage its risk effectively in the current market environment.


                                      * * *

Richard S Fuld, Jr., Chairman and CEO of Lehman Brothers, stated, "We are proud of our ability to manage risk prudently and of our discipline and ability to adapt quickly to changing market environments. We hope that the information we have provided today will demonstrate that and will be helpful to our clients, customers and investors."

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and fixed income and equity sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.